PRESS RELEASE



                                                                        CONTACT:
                                                        Harvey Wm. Glasser, M.D.
                                                                       Chairman,
                                                                            -Or-
                                                               Wm. Samuel Veazey
                                                         Chief Financial Officer

                                                                    510 420-0900


FOR IMMEDIATE RELEASE


             CAMBIO ANNOUNCES NASDAQ DELISTING FROM NATIONAL MARKET

         Emeryville,  California  -- October 20, 1998 -- Cambio,  Inc.  (Nasdaq:
CAMB), announced today that on October 20, 1998, the Company received notice of a decision by the Nasdaq Stock Market to delist the Company's Class A Common Stock from the Nasdaq National Market effective with the close of business on October 20, 1998. Additionally, at this time, the Company does not meet the requirements to transfer its listing to the Nasdaq SmallCap Market. Accordingly, trading in the Company's Class A Common Stock will be conducted on the OTC Bulletin Board.

         Cambio is a supplier of software and professional services for operations support systems (OSS) of telecommunications industries, and for general enterprise networks. Cambio is headquartered in Dallas, Texas, with finance and accounting offices in Emeryville, California. The Company also maintains sales, research, and development offices domestically in El Paso, Texas, and Parsippany, New Jersey, and internationally in Egypt and the United Kingdom.

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